FILED                                AMENDMENT
IN THE OFFICE
OF THE                  TO THE ARTICLES OF INCORPORATION OF
SECRETARY OF
STATE OF NEVADA              STONE INTERNATIONAL, INC.
MAY 10, 1990
No. 8059-86
                                    * * * * * *



                  We, the undersigned, being the directors and officers of the corporation, and in pursuance of the corporate laws of the State of Nevada, being Chapter 78 of the Nevada Revised Statutes, do hereby adopt the following Amendment to its Articles of
Incorporation:
1.       The name of the corporation is Armas Intl. Mfg. Co., Inc.

         The above amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on the 1st day of May, 1990, by a majority vote of the shareholders of the corporation.
                  DATED this 7th day of May, 1990.


                                       By /s/ Fred Haile
                                          ----------------
                                          Fred Haile
                                          President &  Director


                                       By /s/ Ramiro E. Romo, Jr.
                                          -----------------------
                                          Ramiro E. Romo, Jr.
                                          Secretary & Director

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STATE OF TEXAS                              }
                                            : ss.
COUNTY OF HARRIS                            }

                  On this 7th day of May, 1990, personally appeared before me, a notary public, Fred Haile, and Ramiro E. Romo, who executed the foregoing Amendment to the Articles of Incorporation and who acknowledged that they executed the above instrument.

                                      /s/ Rudolph E. Serna
                                      ----------------------
                                      NOTARY PUBLIC
                                      State of Texas
                                      My Commission Expires 3/31/93

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